Citypoint
1 Ropemaker Street
London EC2Y 9AW
England
Tel:    +44 (0) 20 3580 4700
Fax:    +44 (0) 20 3580 4800

May 15, 2025
Fidelis Insurance Holdings Limited
Wellesley House South
90 Pitts Bay Road
Pembroke
Bermuda HM08
Ladies and Gentlemen:
We have acted as counsel to Fidelis Insurance Holdings Limited, an exempted company organized under the laws of Bermuda (the “Company”), in connection with the Company’s Registration Statement on Form F-3 to which this opinion is filed as an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of:
(A) the sale by the Company from time to time of:
(i) common shares, par value US$0.01 per share (“Common Shares”), of the Company;
(ii) preference securities of the Company, which may include further series A preference securities, par value US$0.01 per share, of the Company (“Preference Securities”);
(iii) senior debt securities (“Senior Debt Securities”), of the Company, which may be issued pursuant to an indenture, to be entered into between the Company and the Bank of New York Mellon, N.A., as trustee (the “Senior Indenture”);
(iv) subordinated debt securities (“Subordinated Debt Securities”), of the Company, which may be issued pursuant to a subordinated indenture to be entered into between the Company and the Bank of New York Mellon, N.A., as trustee (the “Subordinated Indenture”);
(v) junior subordinated debt securities (“Junior Subordinated Debt Securities,” and together with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”), of the Company which may be issued pursuant to a junior subordinated indenture to be entered into between the Company and the Bank of New York Mellon, N.A., as trustee (the “Junior Subordinated Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures” or each individually, an “Indenture”);

Brussels Chicago Dallas Frankfurt Houston London Los Angeles Milan
Munich New York Palo Alto Paris Rome San Francisco Washington
Willkie Farr & Gallagher (UK) LLP is a limited liability partnership formed under the laws of the State of Delaware, USA and is authorised and regulated by the Solicitors Regulation Authority with registration number 565650.

Fidelis Insurance Holdings Limited
May 15, 2025

(vi) warrants to purchase Common Shares, Preference Securities, or any Debt Securities (collectively, the “Warrants”)
(vii) units of the Company comprised of any combination of Debt Securities, Common Shares, Preference Securities and Warrants (the “Units”); and
(viii) rights to purchase Common Shares, Preference Securities, Debt Securities and Units (the “Rights” and, together with the Common Shares, Preference Securities, the Debt Securities, the Warrants and the Units, the “Securities”); and
(B) Common Shares to be sold from time to time by certain selling shareholders of the Company (the “Selling Shareholder Shares”).
In rendering the opinions expressed herein, we have examined copies of the forms of the Indentures, the Registration Statement, the prospectus included in the Registration Statement (the “Prospectus”), and certain corporate organizational documents, including the Company’s amended and restated bye-laws adopted on June 28, 2023 and the Company’s memorandum of association dated August 22, 2014, and relevant resolutions adopted by, or the minutes of meetings of, the Company’s board of directors (collectively, the “Governance Documents”).
In addition, we have also examined such other documents, corporate records, papers, statutes, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.
In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Company shall be validly existing as an exempted company in good standing under the laws of Bermuda, (ii) the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security, in each case in accordance with the Governance Documents, and such authorization shall not have been modified or rescinded; (iii) such parties shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iv) the Registration Statement and the final amendment thereto shall be effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (v) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Security offered thereby shall be prepared and filed with the Commission in compliance with the Securities Act and shall comply with applicable laws at the time the Security is offered or issued; (vi) such Security shall be issued and sold in compliance with the applicable provisions of the Securities Act and in the manner stated in the Registration Statement and any amendments and supplements thereto; (vii) a definitive purchase, underwriting or similar agreement and any other

Fidelis Insurance Holdings Limited
May 15, 2025

necessary agreement with respect to any Security offered and sold will have been duly authorized and validly executed and delivered by the parties thereto; (viii) any Security issuable upon conversion, exercise or exchange of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange and (ix) the Company shall have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference and (x) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of or a conflict with any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company and that the execution, delivery and performance of the documents to be executed and the Securities by the Company does not violate any Governance Documents of the Company.
We have further assumed that each warrant agreement, each unit agreement, each rights agreement and each of the Indentures, as well as each supplement thereto will be governed by the laws of the State of New York. Additionally, with respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.
Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
1.When (i) the applicable Indenture and any supplemental indenture thereto to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the relevant trustee and the Company, and qualified under the Trust Indenture Act of 1939, as amended, (ii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and the relevant Indenture, (iii) a supplemental indenture or officers’ certificate establishing the form and terms of such Debt Securities shall have been duly executed and delivered by the Company and the relevant trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), and (iv) the certificates evidencing such Debt Securities shall have been duly executed and delivered by the Company, authenticated by the relevant trustee and issued, all in accordance with the relevant Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such Debt Securities, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

Fidelis Insurance Holdings Limited
May 15, 2025

2.When (i) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Company, (ii) the warrant agreement or agreements (if any) relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, (iii) if such Warrants are exercisable for Common Shares or Preference Securities, the Common Shares or Preference Securities related thereto, as the case may be, shall have been (in each case) validly issued, fully paid and non-assessable, (iv) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 1 above, as applicable, shall have been taken, and (v) the certificates evidencing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with the applicable warrant agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
3.When (i) the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Company, (ii) the unit agreement or agreements (if any) relating to the Units have been duly authorized and validly executed and delivered by the Company and any agent appointed by the Company thereunder, and (iii) the certificates evidencing such issue of Units shall have been duly executed, countersigned and issued in accordance with the applicable unit agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
4.When (i) the creation of and the issuance and terms of the Rights, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Company, (ii) the rights agreement or agreements (if any) relating to the Rights have been duly authorized and validly executed and delivered by the Company and any agent appointed by the Company thereunder, and (iii) the certificates evidencing such issue of Rights shall have been duly executed, countersigned and issued in accordance with the applicable rights agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
The opinions expressed herein are limited to the laws of the State of New York, and we express no opinion with respect to the laws of any other country, state or jurisdiction.
This opinion is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.
The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. The opinions set forth above are qualified in that the legality and enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be

Fidelis Insurance Holdings Limited
May 15, 2025

sought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Willkie Farr & Gallagher (UK) LLP
Willkie Farr & Gallagher (UK) LLP